SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 20, 1995
                                                          -------------

                          PLAYERS INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

    Nevada                          0-14897                   95-41745832

(State or other                (Commission File             (I.R.S. Employer
jurisdiction of                     Number)                Identification No.)
incorporation)

                3900 Paradise Road, Suite 135
                         Las Vegas, NV                        89109

            (Address of principal executive offices)        (Zip Code)

       Registrant's telephone number, including area code: (702) 691-3300

                                (Not applicable)

         (Former name or former address, if changed since last report)

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                           No Exhibit Index Enclosed

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Item 5.  Other Events

     Players International, Inc. (the "Company") entered into an agreement on July 20, 1995 to purchase the President Casino IV Riverboat for approximately $18 million, subject to the receipt of regulatory approval by the Louisiana Riverboat Gaming Commission, the Louisiana State Police and the U.S. Coast Guard. Preliminary plans call for the President Casino IV to replace the Company's original Lake Charles Riverboat, the Players II. The addition of the new riverboat will increase gaming space by 4,400 square feet and add 50 gaming positions. Subject to regulatory approval from the Illinois Gaming Board, Players II will be moved to the Company's riverboat facility in Metropolis, Illinois where it will replace the Company's existing Metropolis riverboat. Assuming receipt of the foregoing approvals, the Company currently anticipates spending an additional $9 million for the acquisition of gaming equipment, refitting and transportation costs and costs associated with receipt of required approvals.

     On July 27, 1995, the Company, through a joint venture (the "Hyatt Joint Venture") with Hyatt Corporation ("Hyatt"), entered into a letter of intent with Harrah's Entertainment, Inc. ("Harrah's") to locate a riverboat casino at the Harrah's Shreveport riverboat casino site (the "Shreveport Letter of Intent"). The Shreveport Letter of Intent contemplates that the Hyatt Joint Venture will own and operate a riverboat, which will be added to the Harrah's site in Shreveport, and the Hyatt Joint Venture and Harrah's will invest in major shoreside enhancements, including a hotel to support city convention and visitor needs, additional structured parking and other amenities. The transactions contemplated by the Shreveport Letter of Intent will be conditioned upon the Hyatt Joint Venture's acquisition of a riverboat currently located in New Orleans, the completion of definitive documentation between the Hyatt Joint Venture and Harrah's, the receipt of necessary regulatory and board of director approvals and the amendment of existing Harrah's agreements with the City of Shreveport.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PLAYERS INTERNATIONAL, INC.
                                              (Registrant)

                                        By: /s/ Peter J. Aranow
                                        --------------------------
                                        Peter J. Aranow
                                        Executive Vice President,
                                        Chief Financial Officer
                                        and Secretary

                                        By: /s/ Stephen K. Radusch
                                        --------------------------
                                        Stephen K. Radusch
                                        Corporate Controller

Dated:   August 4, 1995

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